SECURITIES & EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K


          Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): March 26, 1997


Commission File Number:      33-7811-NY


                     GRAFIX TIME CORPORATION
      (Exact name of registrant as specified in its charter)


          New York                                93-0943925
         (State of Incorporation)        (I.R.S. Employer I.D. Number)


 2901 Suffolk Ct. East, Suite 130, Fort Worth, TX 76133
    (Address of principal executive offices and Zip Code)


                          (800) 789-7736
       (Registrant's telephone number, including area code)


Item 5.   Other Events.

     On March 26, 1997, the shareholders of Grafix Time Corporation d/b/a Carrera Golf (the "Company") ratified the terms of the financing agreement between the Company and Mr. Monte Ahuja (the "Financing Agreement"), as previously disclosed in the Company's Form 8-K filed on or about March 12, 1997. In addition, the Company's shareholders ratified the issuance of 12 million shares of the Company's restricted common stock to Mr. Ahuja in connection with the Financing Agreement.

                            SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              GRAFIX TIME CORPORATION



                              By:        /S/ RON R. KARANI
Date: April 10, 1997             Ron R. Karani, President and Director